Exhibit 10.1
                                                                    ------------

                                    AGREEMENT
                                    ---------

     Agreement (the "Agreement") made this 28th day of February, 2005 by and among Defense Technology Systems, Inc., a Delaware corporation with offices at 275K Marcus Boulevard, Hauppauge, NY 11788 ("DFTS"), New Market Technology, Inc., a Nevada corporation with offices at 14860 Montfort Drive, Dallas, TX 75254 ("NMKT") and Digital Computer Integration Corporation, a Texas corporation with offices at 1009 Jupiter Road, Suite 100, Plano, TX 75074 ("DCI")

     WHEREAS, NMKT presently owns or has the right to acquire a 51% ownership interest in the common stock of DCI; and

     WHEREAS, NMKT wishes to transfer and exchange its stock in DCI to DFTS solely in exchange for certain preferred stock of DFTS, it being intended that the said transaction will qualify under ss.368 of the Internal Revenue Code of 1986, as amended, as a tax free exchange of stock; and

     WHEREAS, in order for the proposed transaction to proceed, DFTS requires that both NMKT and DCI make certain representations and warranties concerning the proposed transaction which both NMKT and DCI are willing to do.

     NOW, THEREFORE, in consideration of the provisions and covenants herein contained, the parties hereto agree as follows.

1    Tax Free Exchange
     -----------------

..1   NMKT and DCI hereby represent that NMKT presently owns or has the right to acquire on or before the Closing Date (as hereinafter defined) 2,393,878 shares of the common voting stock of DCI representing 51% of the total issued and outstanding common stock of DCI ("DCI Stock Interest"). NMKT and DCI further represent that there is only one class of stock that DCI has the authority to issue that being common stock with each share of stock entitled to one vote.

..2   Creation by DFTS of Class C and D Preferred Stock. DFTS hereby agrees that on or before the Closing Date it shall cause to be created $1.50 Class C convertible preferred stock and $1.50 Class D preferred stock, having such rights, preferences and designations as set forth in the Certificates of Designation attached hereto as Exhibits A and B, respectively and which are made a part of this Agreement. The parties recognize that although the $1.50 Class C preferred stock to be issued by DFTS will be convertible into common stock of DFTS, that at present DFTS does not have a sufficient number of authorized but unissued shares of common stock to permit this conversion. DFTS hereby agrees, in good faith, to take appropriate steps to attempt to cause its corporate charter to be amended to authorize an increase in its common stock from 40,000,000shares, .001 par value to 200,000,000 shares, .001 par value and to authorize an increase in its preferred stock from 5,000,000 shares, .01 par value to 20,000,000, .01 par value. However, the inability of DFTS to accomplish this amendment will not affect the validity of this Agreement.

..3   Exchange of Stock. NMKT hereby agrees to transfer and exchange its DCI
Stock Interest to DFTS solely in exchange for the shares of newly created classes of DFTS's preferred stock as follows: (a) 600,000 shares of $1.50 Class C convertible preferred and (b) 3,400,000 shares of $1.50 Class D preferred.

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


..4   Tax Free Status. DFTS and NMKT agree that it is their mutual intention for the exchange of stock set forth in Section 1.3 above to be accomplished, if possible, in such manner as to qualify under ss.368 of the Internal Revenue Code of 1986, as amended, as a tax free exchange. However, the failure or inability of either or both DFTS and/or NMKT to have the transaction qualify as a tax free exchange will not affect on the validity of this Agreement. DFTS and NMKT agree to cooperate with each other and provide such documentation as may be appropriate to claim the desired tax status.

2    Further Agreements of NMKT.
     --------------------------

..1   Investment Strategy. In order to strengthen DFTS and improve the value of the stock investment being made by NMKT, the latter has agreed, on a best efforts basis, to attempt to secure additional equity financing for DFTS in an approximate amount of Five Million ($5,000,000) Dollars. The terms of such equity financing will be a matter of negotiation between DFTS and prospective investors. The parties agree that the inability of NMKT to secure such financing will not affect the validity of this Agreement. In addition, NMKT, on a non compensatory basis, will make available its president, Philip Verges, to explain to the investment community and prospective investor, the benefits to be derived by an investment in DFTS.

..2   Addition to DFTS' Board of Directors. NMKT will cause its president, Philip
Verges, to accept a position on the Board of Directors of DFTS to serve for a minimum period of two (2) years and NMKT agrees, subject to the provision of
Section 2.3 below, to vote all of the preferred stock it will receive from DFTS under this Agreement, to elect and retain Mr. Verges as a director of DFTS for such minimum period.

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


..3   Irrevocable Proxy. NMKT hereby agrees and this provision shall be self executing, that upon receipt by NMKT of the preferred stock to be issued by DFTS under this Agreement, it has granted to Messrs. Daniel McPhee, Philip Rauch and Philip Verges, acting by majority vote, an irrevocable proxy coupled with an interest to vote all of the DFTS preferred stock that will be issued to NMKT under this Agreement. In the event that either Mr. McPhee or Mr. Rauch dies or is unable to act or declines to act, the remaining proxy holders may act, by unanimous vote if there are two proxy holders or by a single vote if there is only one proxy holder. It is understood that upon the death of Mr. Verges or upon his inability or declination to act, NMKT may appoint a successor proxy holder for Mr. Verges. Furthermore, if any one of the proxy holders is no longer an officer, director or employee of DFTS or NMKT, that person may no longer be entitled to be a proxy holder and the remaining proxy holders may vote. Notwithstanding the foregoing, if Mr. Verges ceases to be an officer, director or employee of NMKT, that company may appoint a successor proxy holder for Mr. Verges. Said proxy may not be cancelled or rescinded by NMKT and shall remain fully effective until the earlier of (a) three (3) years from the issuance of the said preferred stock; (b) upon a permitted conversion, if any, of the preferred stock into common stock; or (c) upon a permitted redemption by DFTS of the preferred stock. If there is only a partial conversion or redemption of the said preferred stock, the balance of the preferred stock not so converted or redeemed shall remain subject to the said irrevocable proxy. At the Closing Date, NMKT will execute such forms as may be reasonably satisfactory to legal counsel of DFTS to memorialize the said irrevocable proxy. However, even if said forms are not so executed, the irrevocable proxy coupled with an interest shall nevertheless remain in full force and effect by virtue of the terms of this Agreement.


3    Representations, Warranties and Covenants of DFTS. DFTS represents,
     -------------------------------------------------
warrants and covenants to NMKT as follows:

..1   Organization of DFTS. DFTS is a corporation duly organized, valid existing and in good standing under the laws of the State of Delaware and has all requisite corporate and other power, authority and legal right to own, lease and operate the properties used in its business, to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement. DFTS is qualified or licensed as a foreign corporation in each jurisdiction or place in which it owns or leases real property or in which it transacts business and where the nature of the business transacted legally requires such registration or qualification and the failure to be so registered or qualified could have a material adverse effect on the business or financial condition of DFTS.

..2   Corporate Documents. DFTS has heretofore furnished to NMKT complete and correct copies of DFTS' Certificate of Incorporation, as amended to date, certified by the Secretary of State of Delaware and DFTS's By-Laws, as currently in effect, certified by the Secretary of DFTS.

..3   Authorization of Agreement. The execution, delivery, and performance of this Agreement by DFTS has been duly and validly authorized and approved by the Board of Directors of DFTS. This Agreement constitutes the legal, valid and binding obligations of DFTS, enforceable against DFTS in accordance with the terms of this Agreement. DFTS has taken or will take all action required by law, its Certificate of Incorporation and By-Laws to authorize the execution, delivery and performance of this Agreement and all other documents and certificates as may be required to consummate the transactions contemplated hereby.

..4   No Breach of Statute or Contract; Governmental Authorization.
     ------------------------------------------------------------

..1   Neither the execution and delivery of this Agreement, nor compliance by
DFTS with the terms and provisions of the same, nor the consummation of the transactions contemplated hereby , will:

..1   conflict with or result in a breach of or constitute or result in a default under any of the terms, conditions or provisions of its Certificate of Incorporation, By-Laws or other governing instruments or any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which it is subject or of any agreement, contract or commitment to which it is a party or otherwise bound; or

..2   give to others any rights of termination, cancellation or acceleration, with respect to any of such agreements, contracts or commitments.

..2   DFTS will submit all notices, reports and other filing with the SEC in connection with its execution and consummation of the transactions as contemplated by this Agreement. However, DFTS is not required to obtain the consent or approval of any governmental authority in connection therewith.

..5   Capital Stock of DFTS. The authorized capital stock of DFTS consists of
40,000,000 shares of common stock, par value $.001 per share of which approximately 36,000,000 are issued and outstanding and 5,000,000 shares of preferred stock, par value $.01 per share, of which -0- shares of Class A preferred stock and 1192 shares of Class B stock are issued and outstanding. No shares of such capital stock are held in the treasury of DFTS. DFTS does not own stock in and does not control, directly or indirectly, any corporation, association or business organization. DFTS is not a party to any joint venture or partnership agreement. All shares of the Class C and Class D preferred stock that will be issued to NMKT hereunder will, when issued, be duly authorized, validly issued and outstanding, fully paid, and nonassessable, and no person shall have any preemptive rights in respect thereof. Except as set forth in
Schedule 3.5 to this Agreement, there is outstanding no security, option, warrant, right, call, subscription, agreement, commitment, or understanding, fixed or contingent, that directly or indirectly (i) calls for the issuance of, or the granting of rights to acquire, any common or preferred stock of DFTS, or any securities convertible into any such stock of DFTS, (ii) obligates DFTS to grant, offer or enter into any of the foregoing, or (iii) relates to the voting or control of such capital stock, securities or rights.

..6   Financial.
     ---------

..1   DFTS has furnished to NMKT true and complete copies of its latest 10K
Statement filed with the Securities and Exchange Commission ("SEC") for the annual period ending June 30, 2004 and its latest 10Q Statement filed with the SEC for the quarter-annual period ended December 31, 2004. Both of said statements contain the latest financial statements of DFTS for the periods indicated on said financial statements which have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior periods ("DFTS Financial Statements"). The balance sheet of DFTS furnished to NMKT present fairly the financial position of DFTS as at the date thereof, and the related statements of income and retained earnings and changes in financial position to DFTS furnished to NMKT present fairly the results of the operations and changes in the financial positions for DFTS for the periods indicated. For the purpose of this Agreement, all financial statements referred to in this Section shall be deemed to include any notes to such financial statements.

..2   Except as specifically reflected or disclosed on Schedule 3.6.2 or in DFTS'
10K and 10Q Statements, or in the DFTS Financial Statements, there are no claims against or liabilities or obligations of DFTS which individually or in the aggregate (i) might result in a material decrease in the stockholders' equity of DFTS from that shown in the DFTS Financial Statement; or (ii) might result in a material charge against the annual net income of DFTS; or (iii) might result in or cause any material adverse change in the financial condition, results of operations, business or prospects of DFTS.

..3   Since the date of the latest DFTS Financial Statements, except as disclosed on Schedule 3.6.3, whether or not in the ordinary course of business, there has not been, occurred or arisen:

..1   any material adverse change in the financial condition, results of operations, business or prospects of DFTS; or

..2   any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, adversely affecting any property or business of DFTS which is material to the financial condition, results of operations, business or prospects of DFTS; or

..3   any increase in excess of $10,000 in compensation payable or to become payable to DFTS to its directors, officers, management personnel, consultants or agents, whether in the form of fees, salaries, bonuses or any other form of compensation, or any increase in benefits under any bonus, insurance, pension or other benefit plan made for or with any of such persons and no deferred salary or similar obligations; or

..4   any actual or threatened strike or other labor trouble or dispute which materially and adversely affects, or might materially and adversely affect, the financial conditions, results of operations, business or prospects of DFTS; or

..5   any direct or indirect redemption, purchase or other acquisition by DFTS of any shares of DFTS' stock, or any declaration, setting aside or payment of any dividend or other distribution of DFTS in respect to its stock.

..4   Since the date of the latest DFTS Financial Statements, except as indicated
on Schedule 3.6.4, DFTS has not engaged in any transaction material to the financial condition, results of operations, business or prospects of DFTS not in the ordinary course of its business.

..5   In all material respects, the books, records and accounts of DFTS accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of DFTS.

..7   Inventories. In all material respects, (i) the inventories shown as of the date of the latest DFTS Financial Statement and any inventories thereafter acquired by DFTS prior to the Closing Date consist, and will consist, of items of a quality and quantity usable or saleable in the normal course of DFTS' business; (ii) the value of all items of obsolete materials and all items of below standard quality has been written down to realizable market value or adequate reserves have been provided for such materials; and (iii) the values at which such inventories are carried reflect the normal inventory valuation policy of DFTS.

..8   Accounts Receivable. All accounts receivable reflected on the date of the latest DFTS Financial Statements and any accounts receivable thereafter acquired by DFTS prior to the Closing Date constitute, and will constitute, bona fide receivables resulting from bona fide transactions in the ordinary course of DFTS' business.

..9   Buildings and Equipment. The buildings, machinery and equipment owned or used by DFTS are adequate for the conduct of DFTS' business as such business presently is conducted and are in normal operating condition and repair, ordinary wear and tear excepted, and free from any known defects except such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations.

..10 Tax Returns and Reports. Except as specified in Schedule 3.10, all required federal, state and local tax returns and tax reports and sales tax reports have been filed and all required taxes have been paid.

..11 Title to Properties. Except as specified in Schedule 3.11, DFTS has good and marketable title or other ownership interest adequate for the conduct of its operations and business in all of its assets (including capitalized lease agreements, if any), in each case, free and clear of all mortgages, liens, pledges, restrictions, charges or encumbrances of any nature whatsoever, except
(i) liens for current taxes which are not yet due and payable or are being contested in good faith in appropriate proceedings, (ii) liens of carriers, warehousemen, mechanics, laborers and material men incurred in the ordinary course of business for sums not yet due, and (iii) such other encumbrances and imperfections of title, if any, as in the aggregate, are not substantial in character, amount or extent, and do not materially detract from the value or interfere with the use of the properties of the purposes for which they are presently used or otherwise materially impair business operations.

..12  Agreements, Contracts and Commitments.
     -------------------------------------

..1   Except as set forth in Schedule 3.12, DFTS does not have in effect and is not a party to:

..1   any Welfare Plan or Pension Plan Profit Sharing Plan, except for routine life and disability insurance plans which may be cancelled on not more than thirty (30) days notice; or

..2   any research, development, license, consulting, distribution or sales agency agreement, contract or commitment with any person involving aggregate payment by or to DFTS in excess of $10,000 or extending beyond 12 months from the date hereof; or

..3   any agreement, contract or commitment relating to capital expenditures and involving future payments of $10,000 or more in any one instance or $50,000 or more in the aggregate; or

..4   any agreement, indenture or other instrument relating to the money or the guarantee of any obligation for, to service the repayment of, borrowed money; or

..5   any lease with a term of more than one year or requiring payments of
$10,000 or more;

..6   any agreement, commitment relating to the future disposition of any interest in any business enterprise; or

..7   any agreement, commitment (other than purchase orders in the ordinary course of business) for the production and sale, or product or material by DFTS requiring $20,000 or more to, or by, DFTS; or

..8   any other agreement, contract or commitment or performance or surety bond not entered into in the ordinary course of business and involving an aggregate payment by or to DFTS in excess of $10,000 or not terminable within four months without payment of a penalty greater than $10,000 by DFTS.

..13 Licenses and Permits. Schedule 3.13 contains a list of all licenses, franchises, permits and other governmental authorizations held by DFTS that are material in connection with the ownership and conduct of the business of DFTS. Each of such licenses, franchises, permits and other governmental authorizations is valid and in good standing. The governmental authorizations set forth on
Schedule 3.13 constitute all governmental authorizations necessary for all businesses currently carried on by DFTS.

..14 Litigation. Except as set forth on a schedule previously delivered by DFTS to NMKT (which has been initialed by both parties), there are no suits, actions or legal, administrative, arbitration or other proceedings and governmental investigations involving DFTS pending or, to the knowledge of DFTS, threatened. DFTS is not in default with respect to any order, writ, injunction, or decree of any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

..15 Compliance with Law. Except as set forth on Schedule 3.15, to the knowledge of DFTS after reasonable inquiry, DFTS has complied and is in compliance in all material respects with all applicable federal, state, local and foreign laws, statutes, licensing requirements, rules and regulations, and judicial or administrative decisions (including without limitation, any that relate to health and safety environmental matters, sale and distribution of products and services, anti-competitive practices, collective bargaining, equal opportunity and improper payments), pertaining to its properties or assets, the ownership thereof or to the operation of its business, except for violations, if any, which do not and will not (assuming continued operations on the same basis as heretofore operated) have a material adverse effect on the business, operations or financial condition of DFTS. Except as set forth on Schedule 3.15, to the knowledge of DFTS after reasonable inquiry, no violation by DFTS is being alleged of any applicable law, statute, order, rule or regulation promulgated or judgment entered by any federal, state, local, foreign court or governmental authority relating to the operation, conduct or ownership of the property or business of DFTS.

..16 Environmental Matters. To the knowledge of DFTS after reasonable inquiry, DFTS is not subject to any material liability or obligation relating to (i) the environmental conditions on, under or about the properties or assets owned or used by DFTS, including without limitations, the soil and groundwater conditions at such properties; or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any hazardous wastes, hazardous substances, toxic substances or related materials defined, listed or identified under any federal, state or local statutes or regulations relating to environmental matters (collectively, "Hazardous Materials"). DFTS has disclosed and made available to NMKT all written information, including without limitations, all studies, analyses and test results, in their possession, custody or control relating to Hazardous Materials used, managed, handled, transported, treated, generated, stored, dispose, released or discharged by DFTS or on its properties or in connection with the operation of its business. For purposes of this Agreement, the term "Hazardous Material" shall include, without limitation, all hazardous substances, extremely hazardous substances, hazardous materials, hazardous wastes, solid wastes, toxic substances and related materials defined, listed or identified under any federal, state or local statutes or regulations relating to environmental matters, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.ss.ss.9601, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.1802, et seq.

..17 Labor Relations. Except as set forth on Schedule 3.17, DFTS is not a party to any labor or collective bargaining agreement. Except as set forth on Schedule 3.17, DFTS has not received any written notice from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any of the employees of DFTS. To the knowledge of DFTS, no strike or work interruption by any employees of DFTS is threatened. No claim that DFTS has engaged in any unfair labor practices is pending or, to the knowledge of DFTS, is threatened.

..18 Insurance Policies. All policies of insurance relating to the properties, assets, business, products, operations or employees of DFTS are listed on
Schedule 3.18 and except as set forth on Schedule 3.18 are in full force and effect and DFTS has not received any notice of the cancellation of any such policies. DFTS is not in default with respect to any provisions contained in any insurance policy listed on Schedule 3.18 nor has it failed to give any notice or present any claim under any such insurance policy in due and timely fashion which would materially and adversely affect the financial condition, results of operations, business or prospects of DFTS.

..19 Notice from Governmental Entities. DFTS has not received any demand, notification or other written notice form any governmental entity which, if complied with, would require capital expenditures by DFTS aggregating in excess of $10,000.

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


..20 Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf of DFTS or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from DFTS in connection with any of the transactions contemplated herein.

..21 Investment Purposes. DFTS represents and acknowledges that the DCI Stock Interest is being acquired for its own account (and not for the account of others) for investment purposes and not with a view to the distribution or resale thereof. DFTS acknowledges and agrees that the DCI Stock Interest will not be registered under the Securities Act of 1933 (as amended), and that any certificate or other instrument issued representing the DCI Stock Interest and any certificates or other instruments issued in substitution therefor shall bear an appropriate restrictive legend.

..22 No Governmental Restriction. DFTS represents that neither DFTS, members of its Board of Directors, its officers nor its employees are currently under investigation by any federal, state or local government for contract violations and that none of them have ever been suspended or disbarred by any such governments for contract violations. Further, DFTS represents that no member of its Board of Directors, officers or employees have ever been convicted of a crime (other than minor infractions not punishable as a felony) nor are any of such persons currently under investigation by any such governments for such matters.

4    Representations, Warranties and Covenants of DCI. DCI represents and
     ------------------------------------------------
warrants to DFTS as follows:

..1   Organization of DCI. DCI is a corporation duly organized, valid existing and in good standing under the laws of the State of Texas and has all requisite corporate and other power, authority and legal right to own, lease and operate the properties used in its business, to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement. DCI is duly qualified or licensed as a foreign corporation in each jurisdiction or place in which it owns or leases real property or in which it transacts business and where the nature of the business transacted legally requires such registration or qualification and the failure to be so registered or qualified could have a material adverse effect on the business or financial condition of DCI. DCI presently has two directors on its Board of Directors, being Zenon Maciekowicz and Jane Maciekowicz. Each director is elected for a term of one (1) year.

..2   Corporate Documents. Attached hereto as Exhibit C is a complete and correct copy of DCI's Certificate of Incorporation, as amended to date, certified by the Secretary of State of Texas, and DCI's By-Laws, as currently in effect, certified by the Secretary of DCI.

..3   Authorization of Agreement. The execution, delivery and performance of this
Agreement by DCI has been duly and validly authorized and approved by the Board of Directors of DCI. This Agreement constitutes the legal, valid and binding obligations of DCI, enforceable against DCI in accordance with the terms of this Agreement.

..4   Capital Stock of DCI. The authorized capital stock of DCI consists only of
10,000,000 shares of DCI's common stock, par value .01 per share, of which 4,693,878 shares are issues and outstanding. Each share of common stock is entitled to one vote and neither DCI's Certificate of Incorporation or its By-Laws permit the cumulative voting of its common stock. No shares of such common stock are held in the treasury of DCI. A list of the holders of all such common stock are set forth in Schedule 4.4. DCI does not own stock in and does not control, directly or indirectly, any corporation, association or business organization. DCI is not a party to any joint venture or partnership agreement. All shares of common stock that are outstanding, including the DCI Stock Interest are duly authorized, validly issued and outstanding, fully paid, and nonassessable, and no person has any preemptive rights in respect thereof. Except as set forth on Schedule 4.4, there is outstanding no security, option, warrant, right, call, subscription, agreement, commitment, or understanding, fixed or contingent, that directly or indirectly (i) calls for the issuance of, or the granting of rights to acquire, any capital stock of DCI, or any securities convertible into any stock of DCI; (ii) obligates DCI to grant, offer or enter into any of the foregoing; or (iii) relates to the voting or control of such stock, securities or rights.

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


..5   Financial.
     ---------

..1   DCI has furnished to DFTS true and complete copies of (i) the financial statements for DCI as follows: Balance Sheet for the calendar years ending December 31, 2002, 2003 and 2004 and Profit & Loss Statements for those same periods .These financial statements , while not certified by a public accounting firm, have nevertheless been prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior periods. These financial statements present fairly the financial position of DCI as at the dates thereof. DCI has also furnished to DFTS financial statements as of December 31, 2004, which have been certified by a public accounting firm, ("Certified Financials") and which are attached to this Agreement as Exhibit D. The DCI Certified Financials have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior periods and present fairly the financial position of DCI as of the date of the said Certified Financials. For the purpose of this Agreement, the DCI Certified Financials referred to in this Section shall be deemed to include any notes to such financial statements, if any.

..2   As of the dates specified in the DCI Certified Financials included in
Exhibit D, DCI has no liabilities or obligations, either accrued, contingent or otherwise, which are material to DCI which have not been specifically reflected or disclosed in the said Certified Financials.

..3   Except as specifically reflected or disclosed on Schedule 4.5.3 or in the
DCI Certified Financials, there are not claims against or liabilities or obligations of, or any reasonable basis known to DCI, any claims against or liabilities or obligations of DCI, which individually or in the aggregate (i) might result in a material decrease in the stockholders' equity of DCI from that shown in the DCI Certified Financials; or (ii) might result in a material charge against the annual net income of DCI; or (iii) might result in or cause any material adverse change in the financial condition, results of operations, business or prospects of DCI.

..4   Since the date of the DCI Certified Financials, except as disclosed on
Schedule 4.5.4, whether or not in the ordinary course of business, there has not been, occurred or arisen:

..1   any material adverse change in the financial condition, results of operations, business or prospects of DCI; or

..2   any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, adversely affecting any property or business of DCI which is material to the financial condition, results of operations, business or prospects of DCI; or

..3   any increase in excess of $10,000 in the compensation payable or to become payable to DCI to its directors, officers, management personnel, consultants or agents, whether in the form of fees, salaries, bonuses or any other form of compensation, or any increase in benefits under any bonus, insurance, pension or other benefit plan made for or with any of such persons and no deferred salary or similar obligation; or

..4   any actual or threatened strike or other labor trouble or dispute which materially and adversely affects, or might materially and adversely affect, the financial conditions, results of operations, business or prospects of DCI; or .5 any direct or indirect redemption, purchase or other acquisition by DCI of any shares of DCI's stock, or any declaration, setting aside or payment of any dividend or other distribution by DCI in respect of its stock.

..5   Since the date of the DCI Certified Financials, DCI has not engaged in any transaction material to the financial condition, results of operations, business or prospects of DCI not in the ordinary course of its business;

..6   In all material respects, the books, records and accounts of DCI accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of DCI.

..7

..6   No Breach of Statute or Contract; Governmental Authorization.
     ------------------------------------------------------------

..1   Neither the execution and delivery of this Agreement nor compliance by DCI with the terms and provisions of the same, nor the consummation of the transactions contemplated hereby will:

..1   conflict with or result in a breach of or constitute or result in a default under any of the terms, conditions or provisions of its Certificate of Incorporation, By-Laws or other governing instruments or any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which it is subject or of any agreement, contract, or commitment to which it is a party or otherwise bound; or

..2   give to others any rights of termination, cancellation or acceleration, with respect to any of such agreements, contracts or commitments.

..7   DCI is not required to submit any notice, report or other filing with, or obtain the consent or approval of , any governmental authority in connection with its execution or delivery of this Agreement, the consummation or the transactions as contemplated by this Agreement.

..8   Inventories. In all material respects, (i) the inventories shown on the DCI
Certified Financials and any inventories thereafter acquired by DCI prior to the Closing Date consist, and will consist, of items of a quality and quantity usable or saleable in the normal course of DCI's business; (ii) the value of all items of obsolete materials and of all items of below standard quality has been written down to realizable market value or adequate reserves have been provided for such materials; and (iii) the values at which such inventories are carried reflect the normal inventory valuation policy of DCI.

..9   Accounts Receivable. All accounts receivable reflected on the DCI Certified
Financials and any accounts receivable thereafter acquired by DCI prior to the Closing Date constitute, and will constitute, bona fide receivables resulting from bona fide transactions in the ordinary course of DCI's business with adequate reserves provided.

..10 Buildings and Equipment. The buildings, machinery and equipment owned or used by DCI are adequate for the conduct of DCI's business as such business presently is conducted and are in normal operating condition and repair, ordinary wear and tear excepted, and free from any known defects except such minor defects as do substantially interfere with the continued use thereof in the conduct of normal operations.

..11 Tax Returns & Reports. Except as specified in Schedule 4.11, all required federal, state and local tax returns and tax reports and sales tax reports have been filed and all required taxes have been paid.

..12 Title to Properties. Except as specified in Schedule 4.12, DCI has good and marketable title or other ownership interest adequate for the conduct of its operations and business in all of its assets (including capitalized lease agreements, if any) in each case, free and clear of all mortgages, liens, pledges, restrictions, charges or encumbrances of any nature whatsoever, except
(i) liens for current taxes which are not yet due and payable or are being contested in good faith in appropriate proceedings, (ii) liens of carriers, warehousemen, mechanics, laborers and material men incurred in the ordinary course of business for sums not yet due, and (iii) such other encumbrances and imperfections of title, if any, as in the aggregate, and are not substantial in character, amount or extent, and do not materially detract from the value or interfere with the use of the properties for the purposes for which they are presently used or otherwise materially impair business operations.

..13  Agreements, Contracts and Commitments.
     -------------------------------------

..1   Except as set forth in Schedule 4.13, DCI does not have in effect and is not a party to:

..1   any Welfare Plan or Pension Plan Profit Sharing Plan, except for routine life and disability insurance plans which may be cancelled on not more than thirty (30) days notice; or

..2   any research, development, license, consulting, distribution or sales agency agreement, contract or commitment with any person involving aggregate payment by or to DCI in excess of $10,000 or extending beyond 12 months from the date hereof; or

..3   any agreement, indenture or other instrument relating to the money or the guarantee of any obligation for, to service the repayment of, borrowed money; or

..4   any employment agreement requiring annual payment of compensation of more than $25,000 and/or for a term more than one (1) year; or

..5   any lease with a term of more than one year or requiring payments of
$10,000 or more;

..6   any agreement, commitment relating to the future disposition of any interest in any business enterprise; or

..7   any agreement, commitment (other than purchase orders in the ordinary course of business) for the production and sale, or product or material by DCI requiring $20,000 or more to, or by, DCI; or

..8   any agreement (whether or not in the ordinary course of business) involving an amount over the duration of the agreement of $50,000 or more;

..9   any other agreement, contract or commitment or performance or surety bond not entered into in the ordinary course of business involving an aggregate payment by or to DCI in excess of $10,000 or not terminable within four months without payment of a penalty greater than $10,000 by DCI.

..14 With respect to Schedule 4.13, DCI has not breached, and to the knowledge of DCI, there exists no claim or threat that DCI has breached, any of the terms or conditions of any agreement, contract or commitment set forth in said
Schedule 4.13 in such manner as would permit any other party to cancel or terminate the same. If any such breach or breaches singly or in the aggregate could materially and adversely affect the financial condition, results of operations, business or prospects of DCI. Each agreement, contract, commitment or other document set forth in Schedule 4.13 is valid and in full force and effect and there is currently no default with respect thereto by either DCI or, to the knowledge of DCI, by any party obligated to DCI pursuant thereto. DCI has delivered to DFTS a true and complete original or copy of each agreement, contract, commitment or other document set forth in Schedule 4.13.

..15 Licenses and Permits. Schedule 4.15 contains a list of all licenses, franchises, permits and other governmental authorizations held by DCI that are material in connection with the ownership and conduct of the business of DCI. Each of such licenses, franchises, permits and other governmental authorizations is valid and in good standing. The governmental authorizations set forth on
Schedule 4.15 constitute all governmental authorizations necessary for all businesses currently carried on by DCI.

..16 Litigation. Except as set forth on Schedule 4.16, there are no suits, actions or legal, administrative, arbitration or other proceedings and governmental investigations involving DCI pending or, to the knowledge of DCI threatened. DCI is not in default with respect to any order, writ, injunction, or decree of any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

..17 Compliance with Law. Except as set forth on Schedule 4.17, to the knowledge of DCI after reasonable inquiry, DCI has complied and is in compliance in all material respects with all applicable federal, state, local and foreign laws, statutes, licensing requirements, rules and regulations, and judicial or administrative decisions (including without limitation, any that relate to health and safety environmental matters, sale and distribution of products and services, anti-competitive practices, collective bargaining, equal opportunity and improper payments), pertaining to its properties or assets, the ownership thereof or to the operation of its business, except for violations, if any, which do not and will not (assuming continued operations on the same basis as heretofore operated) have a material adverse effect on the business, operations or financial condition of DCI. Except as set forth on Schedule 4.17, to the knowledge of DCI after reasonable inquiry, no violation by DCI is being alleged of any applicable law, statute, order, rule or regulation promulgated or judgment entered by any federal, state, local, foreign court or governmental authority relating to the operation, conduct or ownership of the property or business of DCI.

..18 Environmental Matters. To the knowledge of DCI after reasonable inquiry, DCI is not subject to any material liability or obligation relating to (i) the environmental conditions on, under or about the properties or assets owned or used by DCI, including without limitations, the soil and groundwater conditions at such properties; or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any hazardous wastes, hazardous substances, toxic substances or related materials defined, listed or identified under any federal, state or local statutes or regulations relating to environmental matters (collectively, "Hazardous Materials"). DCI has disclosed and made available to DFTS all written information, including without limitations, all studies, analyses and test results, in their possession, custody or control relating to Hazardous Materials used, managed, handled, transported, treated, generated, stored, dispose, released or discharged by DCI or on its properties or in connection with the operation of its business. For purposes of this Agreement, the term "Hazardous Material" shall include, without limitation, all hazardous substances, extremely hazardous substances, hazardous materials, hazardous wastes, solid wastes, toxic substances and related materials defined, listed or identified under any federal, state or local statutes or regulations relating to environmental matters, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.ss.ss.9601, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.1802, et seq.

..19 Labor Relations. Except as set forth on Schedule 4.19, DCI is not a party to any labor or collective bargaining agreement. Except as set forth on Schedule 4.19, DCI has not received any written notice from any labor union or group of employees that such union or group represents or believes or claims it represents or intends to represent any of the employees of DCI. To the knowledge of DCI, no strike or work interruption by any employees of DCI is threatened. No claim that DCI has engaged in any unfair labor practices is pending or, to the knowledge of DFTS, is threatened.

..20 Insurance Policies. All policies of insurance relating to the properties, assets, business, products, operations or employees of DCI are listed on
Schedule 4.20 and except as set forth on Schedule 4.20 are in full force and effect and DCI has not received any notice of the cancellation of any such policies. DCI is not in default with respect to any provisions contained in any insurance policy listed on Schedule 4.20 nor has it failed to give any notice or present any claim under any such insurance policy in due and timely fashion which would materially and adversely affect the financial condition, results of operations, business or prospects of DCI.

..21 Bank Accounts and Powers of Attorney. The name of each bank in which DCI has an account or safe deposit box, and the names of all persons authorized to draw thereon or have access thereto and the names of all persons, if any, holding powers of attorney, from DCI are listed on Schedule 4.21.

..22 Minute Books. The minute books of DCI for the period since the incorporation of DCI contain complete and accurate records of all official meetings and other official material corporate actions of its stockholders, Board of Directors and Committees of its Board of Directors.

..23 Notice from Governmental Entities. DCI has not received any demand, notification or other written notice form any governmental entity which, if complied with, would require capital expenditures by DCI aggregating in excess of $10,000.

..24 Representation as to DCI Stock Interest. The books and records of DCI reflect that to the best of DCI's knowledge, NMKT is the beneficial and record owner of the DCI Stock Interest with good and marketable title to such stock, free and clear of all liens, encumbrances, claims, charges, agreements, rights, options and warrants of any kind; that said DCI Stock Interest represents 51% of the issued and outstanding shares of the common stock of DCI.

5    Representations, Warranties and Covenants of NMKT. NMKT represents and warrants to DFTS as follows:

..1   Representations of NMKT. NMKT is the beneficial owner of the DCI Stock
Interest and is the record owner thereof or will be the record owner of such stock on or before the Closing Date and is or will have good title to the said DCI Stock Interest on or before such Closing Date with the full power and authority to transfer and otherwise dispose of the said DCI Stock Interest, free and clear of all security interests, judgment, liens, pledges, adverse claims, charges, escrows, options, warrants, rights of first refusal, rights of first offer, mortgages, indentures or other agreements, arrangements, encumbrances or defects of any kind or character. There are no agreements or understandings, either written or oral, with any other person or entity with respect to the voting (through a voting trust, proxy or otherwise), sale or other disposition of the said DCI Stock Interest. NMKT has not granted and there is not presently in effect any proxy for anyone other than NMKT to vote the DCI Stock Interest.

..2   Organization of NMKT. NMKT is a corporation duly organized, valid existing and in good standing under the laws of the State of Nevada and has all requisite corporate and other power, authority and legal right to execute, deliver and perform its obligations under this Agreement.

..3   Authorization of Agreement. The execution, delivery and performance of this
Agreement by NMKT has been duly and validly authorized and approved by the Board of Directors of NMKT. This Agreement constitutes the legal, valid and binding obligations of NMKT, enforceable against NMKT in accordance with the terms of this Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will conflict with or result in a breach of or constitute or result in a default under any of the terms, conditions or provisions of its Certificate of Incorporation, By-Laws or other governing instruments or any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which it is subject. NMKT is not required to obtain the consent or approval of, any governmental authority in connection with its execution or delivery of this Agreement or the consummation of the transactions as contemplated by this Agreement.

..4   Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf of NMKT or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from DFTS or DCI in connection with any of the transactions contemplated herein.

..5   Investment Purposes. NMKT represents and warrants that it is acquiring the
Shares for its own account (and not for the account of others) for investment purposes and not with a view to the distribution or resale thereof. However, NMKT has stated that when and if permitted under the terms of this Agreement, it intends to convert a portion of the Class C preferred stock that it receives from DFTS into common stock which it will then distribute (without a sale thereof) to the stockholders of NMKT. NMKT acknowledges and agrees that the preferred stock it receives under this Agreement and the common stock of DFTS that may be issued upon a permitted conversion by NMKT of the Class C preferred stock of DFTS will not be registered under the Securities Act of 1933 (as amended) and that any certificate or other instrument issued representing the said stock and any certificates or other instruments issued in substitution therefor shall bear an appropriate restrictive legend.

..6   Representations and Warranties of DCI. All of the representations and warranties of DCI contained in this Agreement including but not limited to those representations and warranties contained in Article 4 of this Agreement and including all information contained on the attached Exhibits and Schedules are true and accurate as of the date of this Agreement and will also be true and accurate as of the Closing Date.

6    Certain Agreements.
     ------------------

..1   Operation of Business of DCI. Except as set forth in Schedule 6 between the date of the execution of this Agreement and the Closing Date,

..1   DCI will preserve and keep intact the business organization of DCI and keep available the services of the present officers, directors and employees of DCI, and preserve the present relationships of DCI with persons having significant business relations therewith; and

..2   DCI shall conduct its business only in the ordinary course and, by way of amplification and not limitation, DCI, without prior written consent of DFTS, will not:

..1   issue or commit to issue any capital stock of DCI;

..2   grant or commit to grant any options, warrants, convertible securities or other rights to subscribe for, purchase or otherwise acquire any share of its capital stock;

..3   declare, set aside, or pay any dividend or distribution with respect to the capital stock of DCI;

..4   directly or indirectly redeem, purchase or otherwise acquire or commit to acquire any capital stock of DCI;

..5   effect a split or reclassification of any capital stock of DCI or a recapitalization of DCI;

..6   change the Certificate of Incorporation or By-Laws or other governing instruments of DCI;

..7   increase or decrease the number of directors of DCI or add or remove any of its existing directors;

..8   enter into any employment, consulting, agency, distribution or supply agreement, contract or commitment (other than purchase orders in the ordinary course of business) with any person or modify or cancel any such agreement, commitment or contract in effect on the date hereof containing an obligation to pay or accrue more than $10,000;

..9   enter into, or modify or cancel, any agreement, contract or commitment relating to capital expenditures containing an obligation to pay or accrue more than $10,000;

..10 enter into, or modify or cancel, any agreement, contract, indenture or other instrument relating to the borrowing of money or other contracting or payment of indebtedness or the guarantee of any obligation for the borrowing of money or other contracting payment of indebtedness payable in more than 90 days;

..11 enter into, or modify or cancel, any lease having a term of more than one year or containing an obligation to pay or accrue more than $10,000 other than the exercise of existing renewal options;

..12 enter into, or modify or cancel, any agreement, contract or commitment relating to the disposition or acquisition of any interest in any business enterprise; or

..13 enter into, modify or cancel, any other agreement, contract or commitment of DCI (other than any agreement, contract or commitment for the purchase of raw materials, supplies, tools or inventory or for the production and sale of any product by DCI entered into in the ordinary course of business) not terminable within thirty days without payment of a penalty by DCI.

..2   Information for Governmental Filings. DFTS, DCI and NMKT hereby agree that each will furnish the others with such information as shall be necessary in the preparation of any filing required by any governmental or regulatory authority in connection with the transactions contemplated by this Agreement.

..3   Further Assurances. Each party hereby agrees to (i) execute and deliver such instruments and take such other actions as another party may reasonably require in order to carry out the intent of this Agreement; (ii) use its best efforts to obtain consent from all third parties and governmental bodies necessary for the consummation of the transactions contemplated by this Agreement; and (iii) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required.

..4   Exchange of Information. DFTS and DCI each hereby agree to give to each other and their respective representatives and agents full access to all the premises and books and records of DFTS and DCI and to cause each of DFTS' and DCI's officers and independent auditors to furnish such financial and operating data and other information with respect to the business and properties of DFTS and DCI as each shall from time to time request; provided, however, that any investigation (i) shall be conducted in such manner as not to interfere unreasonably with the operation of the business of DFTS or DCI; and (ii) shall not affect any of the representations and warranties hereunder. In the event the transactions contemplated by this Agreement are not consummated for reasons other than a breach by one or more parties of their obligations under this Agreement, DFTS, DCI and NMKT each hereby agree to return all documents and other material obtained from DFTS, DCI and/or NMKT, as the case may be, in connection with the transactions contemplated hereby. Except in the event of a breach by one or more parties to their obligations under this Agreement, the parties will each keep confidential all inforamtion concerning DFTS, DCI or NMKT, as the case may be, obtained pursuant to this Agreement or in connection with the transactions contemplated hereby unless such information is readily ascertainable from public or published information or trade sources and will take such other steps in regard to the confidentiality of such material as have ben mutually agreed upon.

..5   Transfer and Similar Taxes. All taxes or similar charges due to the
Internal Revenue Service or any state or local taxing agency imposed upon any party arising in respect of the transfer or ownership provided for under this Agreement shall be paid by the person or entity that incurred such liability.

7    Conditions of Closing.
     ---------------------

..1   Conditions of Obligations of DFTS. The obligations of DFTS to close hereunder shall be subject to the following conditions:

..1   Each of the substantive representations and warranties of DCI and NMKT herein contained shall be true and correct in all material respects to the reasonable satisfaction of DFTS on and as of the Closing Date with the same effect as though made at such time except (i) insofar as such representations and warranties are given as of a particular date; or (ii) as affected by the transactions contemplated by this Agreement. In all cases, except to the extent waived hereunder or affected by the transactions contemplated or permitted herein, DCI and NMKT shall have performed in all material respect to the reasonable satisfaction of DFTS all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by each of DCI and NMKT at or prior to the Closing Date.

..2   No suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby, or in which it is sought to obtain substantial damages in connection therewith. No order of any court or administrative agency which restrains or prohibits the transactions contemplated hereby shall be in effect and no governmental agency shall be seeking such or threatening to do so.

..3   All statutory requirements for the valid consummation by DCI and NMKT of the transactions contemplated by this Agreement shall have been fulfilled; all authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation by DCI and NMKT of the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

..4   The form and substance of all legal documents and/or papers used or delivered hereunder by DCI and NMKT shall be reasonably satisfactory to counsel for DFTS.

..5   On or prior to the Closing Date, NMKT shall have delivered to DFTS certified copies of the resolutions of the Board of Directors of NMKT authorizing and consenting to the transactions contemplated hereby.

..2   Conditions of Obligations of NMKT. The obligations of NMKT to close
     ---------------------------------
hereunder shall be subject to the following conditions:

..1   Each of the substantive representations and warranties of DFTS herein contained shall be true and correct in all material respects to the reasonable satisfaction of NMKT on and as of the Closing Date with the same effect as though made at such time except (i) insofar as such representations and warranties are given as of a particular date; or (ii) as affected by the transactions contemplated in this Agreement. In all cases, except to the extent waived hereunder or affected by the transactions contemplated or permitted herein, DFTS shall have performed in all material respects to the reasonable satisfaction of NMKT all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by DFTS at or prior to the Closing Date.

..2   No suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby, or in which it is sought to obtain substantial damages in connection therewith. No order of any court or administrative agency which restrains or prohibits the transactions contemplated hereby shall be in effect and no governmental agency shall be seeking such or threatening to do so.

..3   All statutory requirements for the valid consummation by DFTS of all transactions contemplated by this Agreement shall have been fulfilled; all authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation by DFTS of the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

..4   The form and substance of all legal documents, and/or papers used or delivered hereunder by DFTS shall be reasonably satisfactory to counsel for NMKT.

..5   On or prior to the Closing Date, DFTS shall have delivered to NMKT certified copies of the resolutions of the Board of Directors of DFTS authorizing and consenting to the transactions contemplated hereby.

8    Closing. The closing ("Closing") shall take place at the offices of Wexler
& Burkhart, LLP, 50 Charles Lindbergh Blvd., Suite 206, Mitchel Field, NY 11553 on April 29, 2005 (the "Closing Date").

..1   DFTS' Documents. At the Closing DFTS shall deliver the following to NMKT:
     ---------------

..1   The stock certificates representing the Class C and Class D of preferred stock of DFTS to be issued pursuant to Section 1.3 of this Agreement.

..2   Certified copies or other copies of such documents as NMKT or its counsel may reasonably request, including but not limited to a certificate(s) signed by the President or Chief Financial Officer of DFTS certifying that all of the obligations of DFTS have been performed and that all warranties and representations contained in this Agreement remain true and accurate.

..3   Copies of all consents, approvals, notices and waivers which may be required by this Agreement in form and substance reasonably satisfactory to NMKT.

..2   NMKT's Documents. The Purchaser shall deliver to DFTS the following:
     ----------------

..1   Stock certificate(s) effectively transferring the DCI Stock Interest to
DFTS (being either a stock certificate of DCI for the DCI Stock Interest registered to DFTS or a stock certificate of DCI for the DCI Stock Interest registered to NMKT together with an effective stock power transferring the DCI Stock Interest to DFTS).

..2   A proxy, in the form annexed hereto as Exhibit E conveying an irrevocable proxy coupled with an interest, as required by Section 2.3 of this Agreement.

..3   A certified copy of a resolution of the Board of Directors of DCI appointing Philip Rauch to the DCI Board of Directors.

..4   Certified copies or other copies of such documents as DFTS or its counsel may reasonably request, including but not limited to a certificate(s) signed by the President or Chief Financial Officer of NMKT certifying that all of the obligations of NMKT have been performed and that all warranties and representations contained in this Agreement remain true and accurate.

..5   Copies of all consents, approvals, notices and waivers which may be required by this Agreement in form and substance reasonably satisfactory to DFTS.

9    Termination of Agreement.
     ------------------------

..1   Termination for Cause. DFTS or NMKT may terminate this Agreement at or prior to the Closing Date if the non-terminating party has failed or refused to perform its obligations under this Agreement or any of the representations and warranties made by such non-terminating party are untrue in any material respect and/or cannot be corrected on or prior to the Closing Date, then the other party may terminate this Agreement. Such termination for cause shall not, in any way, waive or relieve the non-terminating party from any remedy which may be available at either law or equity.

..2   Termination Without Cause. In addition to the rights of the parties hereto to terminate this Agreement under any other provision hereof, the transactions contemplated hereby may be terminated at any time before the Closing Date, (i) by mutual consent of DFTS and NMKT; or (ii) by either DFTS or NMKT, if the Closing of this Agreement shall not have occurred (for reasons other than a breach by a party of its obligations as set forth in this Agreement) on or before the close of business on May 31, 2005, which date may be extended by mutual agreement of DFTS and NMKT.

..3   Notice of Termination. In the event of the termination of this Agreement pursuant to Sections 9.1 or 9.2 above, notice shall forthwith be given by the terminating party to the other parties to this Agreement. If termination was pursuant to Section 9.2 hereof, there shall be no liability on the part of any party hereto to any other party.

10   Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof without the need to post a bond or other surety and without the requirement of establishing the insufficiency of monetary damages only.

11   Arbitration. The parties agree that any dispute, controversy or claim arising out of or relating to this Agreement or the breach thereof shall be submitted to and determined by arbitration in New York City or Nassau County, New York, pursuant to the rules of the American Arbitration Association. Unless otherwise provided in this Agreement, any Arbitration must be commenced within two years from the arising of the breach, dispute, controversy or claim. If not timely commenced, no arbitration or lawsuit may be commenced thereafter with regard to such matter nor may the same be asserted in any subsequent arbitration or lawsuit by way of a counterclaim or affirmative defense. The issues shall be submitted to three impartial arbitrators selected from panels of arbitrators of the said association. The majority decision of the arbitrators shall be sufficient. Any award rendered shall be binding upon the parties and judgment upon such award may be entered in any court of competent jurisdiction. The arbitrators shall have the power to award a decree of specific performance, punitive damages, temporary or permanent injunctive relief or any other legal or equitable remedy and said award shall be binding upon the parties as though decreed by a court of competent jurisdiction. In addition, the arbitrators shall retain the right to award equitable relief in order to carry out the provisions of this Agreement and/or to effectuate the mechanisms set forth in this Agreement. However, the decisions and rulings of the arbitrators must be in writing setting forth findings of fact and law and shall be consistent with and limited to the terms of this Agreement. Any decree or finding inconsistent with this Agreement may be challenged by any party in a court of competent jurisdiction. All costs, expenses and fees of the arbitration and attorneys' fees shall be paid as directed by the arbitrators, who shall have the power to award the prevailing party all attorneys' fees, costs and expenses. Each party shall bear its own costs, fees and expenses not awarded by the arbitrators. Notwithstanding anything to the contrary contained in this Article, any party shall have the right to apply to a court of competent jurisdiction for and to obtain a temporary restraining order and/or injunctive relief in order the prevent or ameliorate irreparable damage pending the commencement and outcome of arbitration.

12   Payment of Expenses. Each party hereby agrees to pay all of their own costs and expenses incident to its negotiation and preparation of this Agreement and their performance of and compliance with all agreements and conditions contained herein, including the fees, expenses and disbursements of its counsel and its auditors.

13   Survival of Representations, Warranties and Indemnities. Subject to the
limitations and other provisions of this Agreement, the representations, warranties, indemnities, agreements and covenants made by any party in this Agreement, or pursuant hereto, shall survive this Agreement and the Closing, for three years from the Closing Date, notwithstanding any investigation made at any time by or on behalf of the other parties.

14   Notices. Any notice required or given under this Agreement shall be in writing and delivered in person, sent by certified or registered mail, return receipt requested, or next day mail or by recognized overnight courier (such as Federal Express or UPS) and addressed to the other party at the address set forth below, or at such other address as the party may designate in writing. Notices delivered in person or sent by next day mail or courier shall be deemed to have been given on the day actually received. Notices sent by registered or certified mail shall be deemed to have been given on the earlier of the third day after the date such notice was sent or the day actually received; provided, however, that if such day falls on a weekend or legal holiday, receipt shall be deemed to occur on the business day following such weekend or legal holiday. All such notices or communications shall be deemed intended given as provided above unless the recipient refuses to accept the same or the notice is returned as undeliverable because the intended recipient did not sign the requested receipt or failed to pick up the notice from the office of the carrier. In such event, such notice or communication shall be deemed given when such delivery was first attempted to be made on the intended recipient.

     If to DFTS:
     275 K Marcus Boulevard
     Hauppauge, NY 11788


     With a copy to:
     Wexler & Burkhart, LLP
     50 Charles Lindbergh Boulevard., Suite 206
     Mitchel Field, NY 11553
     Attn: Errol A. Burkhart, Esq.

     If to NMKT:
     14860 Montfort Drive
     Dallas, TX 75254

     If to DCI:
     1009 Jupiter Road, Suite 100
     Plano, TX 75074

1    Governing Law; Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the effect of principles or conflicts of laws thereof. Except as otherwise set forth in Article 11 (Arbitration) hereof, each party hereto hereby irrevocably submits to the jurisdiction of the Supreme Court of the State of New York, County of Nassau or to the United States District Court, Eastern District, in any action, suit or proceeding brought against it and related to or in connection with this Agreement or any of the transactions contemplated hereby, and to the extent permitted by applicable law, each party hereby waives and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper.

2    Additional Documents. Each party hereto shall execute and deliver such consents, proxies, certificates, instruments, agreements and documents as shall be reasonably necessary to carry out and effectuate the terms and conditions of this Agreement.

3    Complete Agreement; Amendments. This Agreement contains the entire agreement among the parties with respect to the subject matter of this Agreement, and supersedes each course of conduct previously pursued or acquiesced in, and each oral agreement and representation previously made, by the parties with respect thereto, whether or not relied or acted upon. No course of performance or other conduct subsequently pursued or acquiesced in, and no oral agreement or representation subsequently made by the parties, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall amend this Agreement or impair or otherwise affect any parties' obligations pursuant to this Agreement or any rights and remedies of a party pursuant to this Agreement. No amendment to this Agreement shall be effective unless made in a writing duly executed by all parties and specifically referring to each provision of this Agreement being amended.

4    Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that each representation, warranty and covenant contained herein, shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant. Provided, however, that if disclosure or other information has been provided in this Agreement or by separate written document which relate to a particular representation, warranty or covenant, the fact that it has not been restated or repeated with regard to every representation, warranty or covenant to which the disclosure or information may have applicability, will not cause a party to be considered to be in breach of such other representation, warranty or covenant.

5    Plural/Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

     IN WITNESS WHEREOF, the parties have executed and delivered this Stock Purchase Agreement on the date first above written.

                                       DEFENSE TECHNOLOGY SYSTEMS, INC.

                                       By: /s/ Philip Rauch
                                           PHILIP RAUCH, Chief Operating Officer


                                       NEW MARKET TECHNOLOGY, INC.

                                       By: /s/ Philip Verges
                                           PHILIP VERGES, Chairman & CEO


                                       DIGITAL COMPUTER INTEGRATION CORP.

                                       By: /s/ Zenon Maciekowicz
                                           ZENON MACIEKOWICZ, JR., President

                                    EXHIBIT A
                                    ---------

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                        AND RIGHTS OF CLASS C CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK

                                       of

                        DEFENSE TECHNOLOGY SYSTEMS, INC.
                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

     Defense Technology Systems, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation and in accordance with the provision of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock, par value $.01 per share, designated as Class C Convertible Preferred Stock:

     RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation be hereby created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as Class C Convertible Preferred Stock (the "Class C Preferred Stock") and the number of shares constituting such series shall be 600,000 and the stated value of the Class C Preferred Stock shall be $1.50 per share.

     Section 2. Voting. The Class C Preferred Stock shall have the following voting rights:

     (A) The Corporation shall not, without the affirmative consent of the holders of seventy-five percent of the Class C Preferred Stock, in any manner alter or change the designations, or the powers, preferences, rights, qualifications, limitations, or restrictions or increase the number of authorized shares of the Class C Preferred Stock in any manner.

     (B) Except as provided in Section 2(C) below, the holders of the Class C Preferred Stock shall not have any right to vote their Class C Preferred Stock.

     (C) Notwithstanding the provision of paragraph (B) above, on all matters coming before the holders of preferred stock of the Corporation, as a class, or coming before the holders of Class C Preferred Stock of the Corporation, as a class, the holders of the Class C Preferred Stock shall have the right to vote their Class C Preferred Stock with each such share of stock being entitled to one (1) vote on any and all such matters.

     Section 3. Dividends.

     (A) In each year the holders of the Class C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, semi-annual dividends payable in cash on July 1 and January 1 in each year (each such date being referred to herein as "a Dividend Payment Date"), commencing January 1, 2006, in an amount equal to $.015 per share (that is, $.03 per share on an annual basis).

     (B) In the case of the original issuance of shares of Class C Preferred Stock, dividends shall begin to accrue and be cumulative from July 1, 2005. In the case of shares of Class C Preferred Stock issued after July 1, 2005 but prior to any Dividend Payment Date, dividends shall begin to accrue and be cumulative from the date of issue to the next Dividend Payment Date; provided, however, that if dividends are not paid on any such Dividend Payment Date, then dividends shall accrue and be cumulative from the Dividend Payment Date to the date such dividends have been paid. Dividends paid on shares of Class C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro-rata on a share-by-share basis among all such Class C Preferred shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Class C Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

     (C) Whenever dividends payable on the Class C Preferred Stock as provided in this Section 3 are in arrears, thereafter and until dividends, including all accrued dividends, on shares of the Class C Preferred Stock outstanding shall have been paid in full or declared and set apart for payment, the Corporation shall not (i) pay dividends on any common stock of the Corporation; or (ii) purchase or otherwise acquire for consideration any share of the Class C Preferred Stock, unless required or as provided in Section 4.

     Section 4. Redemption by Corporation. The Corporation may redeem shares of its Class C Preferred Stock pursuant to the following provisions:

     (A) The Corporation may, at any time and from time to time, on or after March 1, 2008, redeem all or a portion of the then outstanding shares of Class C Preferred Stock at the started value thereof (namely $1.50 per share) plus accrued and unpaid dividends thereon (cumulatively the "Redemption Amount") by either (i) a check equal to the Redemption Amount or (ii) such number of share of common stock of the Corporation as determined by dividing the "market value" as calculated pursuant to Section 8 hereof of such common stock as of the date set by the Corporation for such redemption, into the Redemption Amount.

     (B) Notice of any redemption of the Class C Preferred Stock shall be mailed at least thirty, but no more than sixty, days prior to the date fixed for redemption to each holder of Class C Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Corporation. In order to facilitate the redemption of the Class C Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Class C Preferred Stock to be redeemed, or may cause the transfer book of the Corporation to be closed for the transfer of the Class C Preferred Stock, not more than sixty days prior to the date fixed for such redemption.

     (C) Upon any notice of redemption being sent to the holders of Class C Preferred Stock, notwithstanding that any certificates for such share shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption designated in the notice of redemption and all rights of the holders of the shares of the Class C Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor.

     (D) No fractional shares of common stock shall be issued upon redemption of any Class C Preferred Stock. Instead any fractional share of common stock which would otherwise be issuable upon redemption of any Class C Preferred Stock (or specified portions thereof), shall be rounded up to the next whole number of shares of common stock.

     (E) In the case of any certificates of Class C Preferred Stock which is redeemed in part only, upon such redemption the Corporation shall execute and deliver, at the expense of the Corporation, a new certificate or certificates of Class C Preferred Stock in an amount equal to those shares of the Class C Preferred Stock which has not been redeemed by the Corporation.

     Section 5. Reacquired Shares. Any shares of the Class C Preferred Stock redeemed, converted or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth in the Corporation's Certificate of Incorporation.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of common stock of the Corporation and other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class C Preferred Stock unless, prior thereto, the holder of Class C Preferred Stock shall have received $1.50 per share, plus an amount equal to cumulative unpaid dividends thereon, including accrued dividends, whether or not declared, to the date of such payment or (B) to the holders to stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class C Preferred Stock, except distributions made ratably on the Class C Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

     Section 7. Conversion.

     (A) Conversions. Subsequent to July 1, 2005 and subject to and upon compliance with the provisions of this Section, at the option of any holder of Class C Preferred Stock, such holder may convert his, her or its Class C Preferred Stock and cumulative but unpaid dividends, at any time into that number of duly paid and nonassessable whole shares of common stock obtained as follows:

     (i) to the stated value of $1.50 per share shall be added the amount of cumulative but unpaid dividend and that total dollar amount shall be multiplied by a factor of 11.1112. The resulting figure, rounded to the next highest whole number shall be the number of whole shares of the Corporation's common stock which shall be issued upon conversion.

     (ii) Notwithstanding anything to the contrary contained in Section 8(A) above, no holder may exercise a conversion right unless and until the Corporation shall have a sufficient number of authorized but unissued shares of its common stock to accomplish that conversion.

     (iii) Upon conversion of any shares of Class C Preferred Stock that portion so converted shall result in satisfaction and redemption of such Class C Preferred Stock so converted.

     (B) Manner of Exercising Conversion Privilege.
         -----------------------------------------

     (i) In order to exercise the conversion privilege, the holder of any shares of Class C Preferred Stock to be converted shall surrender the certificates representing such Class C Preferred Stock at the principal office of the Corporation, accompanied by written notice to the Corporation, that the holder elects to convert such Class C Preferred Stock or, if less than the entire amount of shares represented by such certificate, the portion thereof to be converted. Such notice shall also state the name or names in which the certificate or certificates for shares of common stock issuable on such conversion are to be issued. Otherwise they shall be issuable in the same name as the registration of such Class C Preferred Stock, be accompanied by instruments of transfer, in form satisfactory to the Corporation and to any person authorized by the Corporation to deliver common stock on conversion of Class C Preferred Stock (herein referred to as the "conversion agent"), duly executed by the holder or the duly authorized attorney of such holder. Except as otherwise provided in this Section, no payment or adjustment shall be made on account of any dividends on the common stock issued upon conversion.

     (ii) The Class C Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date of acceptance of such Class C Preferred Stock for conversion in accordance with the foregoing provisions and at such time the rights of the holders of the converted portion shall cease and the persons entitled to receive the common stock issuable upon conversion shall be treated for all purposes as the record holders of such common stock at such times; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates for such shares are to be issued shall be considered as the record holder or holders thereof for all purposes as of the opening of business on the next succeeding day on which such stock transfer books are open; and the Class C Preferred Stock surrendered shall not be deemed to have been converted, in whole or in part, as the case may be, until the date such stock transfer book are open for the purpose of determining whether any dividends are payable thereon, and on such conversion date, the Corporation shall issue and shall deliver at said office or agency a certificate or certificates for the number of full shares of common stock issuable upon conversion.

     (iii) In the case of any certificates of Class C Preferred Stock which is converted in part only, upon such conversion the Corporation shall execute and deliver to or upon the written order of the holder thereof, at the expense of the Corporation, a new certificate or certificates of Class C Preferred Stock in an amount equal to the unconverted portion of such certificates of the Class C Preferred Stock.

     (C) Fractional Shares. No fractional shares of common stock shall be issued upon conversion of any Class C Preferred Stock. Instead any fractional share of common stock which would otherwise be issuable upon conversion of any Class C Preferred Stock (or specified portions thereof), shall be rounded up to the next whole number of shares of common stock.

     Section 8. Market Price; Merger or Consolidation.
                -------------------------------------

     (A) For the purpose of any computation under Section 4, the "market price" per share of common stock on any date shall be deemed to be the average of the daily closing prices for 30 consecutive trading days before the day in question. The closing price for each day shall be the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System, or if no so reported, the average of the closing bid and asked prices as furnished by any firm acting at that time as a market maker in the common stock, selected from time to time by the Corporation for this purpose.

     (B) In case of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation (other than a consolidation or merger in which the Corporation is the continuing corporation), or in the case of any sale or transfer of all or substantially all of the assets of the Corporation, the corporation formed by such consolidation or the corporation into which the Corporation shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to holders of all outstanding shares of Class C Preferred Stock written evidence stating that the holder of all outstanding shares of Class C Preferred Stock shall have the right thereafter to convert such shares of Class C Preferred Stock into the kind and amount of shares of stock and other securities and property which are receivable or which, but for the failure to distribute to the holders of common stock all or substantially all of the consideration receivable upon such sale or transfer of assets, would be receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of common stock into which such shares of Class C Preferred Stock might have been converted immediately prior to such sale or transfer. Such written evidence shall provide for adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The provisions of this Section 8(B) shall similarly apply to successive consolidations, mergers, sales or transfers.

     (C) For purposes of redemption of the Class C Preferred Stock under Section 4 or conversion of the Class C Preferred Stock under Section 7, the provisions of Section 2(A) shall not be applicable and the Corporation shall have the right to modify, in any manner, without the approval of the holders of the Class C Preferred Stock, such of the powers, preferences, qualifications, limitations and restrictions as well as the number of authorized shares of the Class C Preferred Stock, as may be appropriate to accomplish the said merger and/or consolidation. The provisions of this Section 8(C) shall similarly apply to successive consolidation, mergers, sales or transfers.


     Section 9. Notice of Certain Corporate Action.
                ----------------------------------

     (A) In the event that any of the following shall occur, the holders of all Class C Preferred Stock shall have the right to receive notice as provided in this Section 9.

     (i) the Corporation shall declare a dividend (or any other distribution) on its common stock payable otherwise than in cash;

     (ii) the Corporation shall authorize the granting to the holders of its common stock, the right to subscribe for or purchase any shares of capital stock of any class or of any rights;

     (iii) any capital reorganization or any reclassification of the common stock of the Corporation (other than a subdivision or combination of its outstanding shares of common stock), or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all of the assets of the Corporation; or

     (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

     (B) In the event notice must be given, the Corporation shall cause the same to be delivered to the holders of all Class C Preferred Stock a least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holder of common stock of record to be entitled to such dividend, distribution or rights is to be determined, or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     Section 10. Corporation to Provide Stock. From and after the time when the Corporation is able to increase its authorized common stock by an amendment to its Certificate of Incorporation which is expected to be on or before the first date the Class C Preferred Stock may be converted, the Corporation shall reserve and keep available, free from pre-emptive rights, (out of its authorized but unissued common stock or out of common stock held in its treasury) for the purpose of effecting the conversion of the Class C Preferred Stock, the full number of shares of common stock then issuable upon the conversion of all outstanding Class C Preferred Stock.

     Section 11. Taxes on Redemption or Conversion. The Corporation shall pay any and all transfer tax stamp taxes or similar taxes that may be payable in respect of the issue or delivery of shares of common stock on redemption or conversion of Class C Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of common stock in a name other than that of the holders of Class C Preferred Stock to be redeemed or converted, and no such issuance or delivery shall be made unless and until the person requesting such issuance had paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

     IN WITNESS WHEREOF, said Defense Technology Systems, Inc. has caused this Certificate of Designation, Preferences and Rights of Class C Preferred Stock to be duly executed by its President and attested to by its Secretary and caused its corporate seal to be affixed thereof on ____________, 2005.

Attest:                                DEFENSE TECHNOLOGY SYSTEMS, INC.


/s/ Philip Rauch                       By: /s/ Daniel McPhee
-----------------------                    -----------------
PHILIP RAUCH, Secretary                DANIEL McPHEE, President

                                    EXHIBIT B
                                    ---------

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                        AND RIGHTS OF CLASS D CUMULATIVE
                                 PREFERRED STOCK

                                       of

                        DEFENSE TECHNOLOGY SYSTEMS, INC.

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

     Defense Technology Systems, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation and in accordance with the provision of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock, par value $.01 per share, designated as Class D Preferred
Stock:

     RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation be hereby created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as Class D Preferred Stock (the "Class D Preferred Stock") and the number of shares constituting such series shall be 3,400,000 and the stated value of the Class D Preferred Stock shall be $1.50 per share.

     Section 2. Voting. The Class D Preferred Stock shall have the following voting rights:

     (A) The Corporation shall not, without the affirmative consent of the holders of seventy-five percent of the Class D Preferred Stock, in any manner alter or change the designations, or the powers, preferences, rights, qualifications, limitations, or restrictions or increase the number of authorized shares of the Class D Preferred Stock in any manner.

     (B) The holders of the Class D Preferred Stock shall have the right to vote their Class D Preferred Stock on all matters coming before the owners of the common stock of the Corporation to the same extent as if the holders of the Class D Preferred Stock held the common stock of the Corporation except that the holders of such Class D Preferred Stock shall be entitled to have twenty-two
(22) votes on any and all such matters for each share of the Class D Preferred Stock owned.

     (C) Notwithstanding the provision of paragraph (B) above, on all matters coming before the holders of preferred stock of the Corporation, as a class, or coming before the holders of Class D Preferred Stock of the Corporation, as a class, the holders of the Class D Preferred Stock shall have the right to vote their Class D Preferred Stock with each such share of stock being entitled to one (1) vote on any and all such matters.

     Section 3. Dividends.
                ---------

     (A) In each year the holders of the Class D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, semi-annual dividends payable in cash on July 1 and January 1 in each year (each such date being referred to herein as "a Dividend Payment Date"), commencing January 1, 2006, in an amount equal to $.015 per share (that is, $.03 per share on an annual basis).

     (B) In the case of the original issuance of shares of Class D Preferred Stock, dividends shall begin to accrue and be cumulative from July 1, 2005. In the case of shares of Class D Preferred Stock issued after July 1, 2005 but prior to any Dividend Payment Date, dividends shall begin to accrue and be cumulative from the date of issue to the next Dividend Payment Date; provided, however, that if dividends are not paid on any such Dividend Payment Date, then dividends shall accrue and be cumulative from the Dividend Payment Date to the date such dividends have been paid. Dividends paid on shares of Class D Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro-rata on a share-by-share basis among all such Class D Preferred shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Class D Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

     (C) Whenever dividends payable on the Class D Preferred Stock as provided in this Section 3 are in arrears, thereafter and until dividends, including all accrued dividends, on shares of the Class D Preferred Stock outstanding shall have been paid in full or declared and set apart for payment, the Corporation shall not (i) pay dividends on any common stock of the Corporation; or (ii) purchase or otherwise acquire for consideration any share of the Class D Preferred Stock, unless required or as provided in Section 4.

     Section 4. Redemption by Corporation. The Corporation may redeem shares of its Class D Preferred Stock pursuant to the following provisions:

     (A) The Corporation may, at any time and from time to time, on or after March 1, 2008, redeem all or a portion of the then outstanding shares of Class D Preferred Stock at the started value thereof (namely $1.50 per share) plus accrued and unpaid dividends thereon (cumulatively the "Redemption Amount") by either (i) a check equal to the Redemption Amount or (ii) such number of share of common stock of the Corporation as determined by dividing the "market value" as calculated pursuant to Section 7 hereof of such common stock as of the date set by the Corporation for such redemption, into the Redemption Amount.

     (B) Notice of any redemption of the Class D Preferred Stock shall be mailed at least thirty, but no more than sixty, days prior to the date fixed for redemption to each holder of Class D Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Corporation. In order to facilitate the redemption of the Class D Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Class D Preferred Stock to be redeemed, or may cause the transfer book of the Corporation to be closed for the transfer of the Class D Preferred Stock, not more than sixty days prior to the date fixed for such redemption.

     (C) Upon any notice of redemption being sent to the holders of Class D Preferred Stock, notwithstanding that any certificates for such share shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption designated in the notice of redemption and all rights of the holders of the shares of the Class D Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor.

     (D) No fractional shares of common stock shall be issued upon redemption of any Class D Preferred Stock. Instead any fractional share of common stock which would otherwise be issuable upon redemption of any Class D Preferred Stock (or specified portions thereof), shall be rounded up to the next whole number of shares of common stock.

     (E) In the case of any certificates of Class D Preferred Stock which is redeemed in part only, upon such redemption the Corporation shall execute and deliver, at the expense of the Corporation, a new certificate or certificates of Class D Preferred Stock in an amount equal to those shares of the Class D Preferred Stock which has not been redeemed by the Corporation.

     Section 5. Reacquired Shares. Any shares of the Class D Preferred Stock redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth in the Corporation's Certificate of Incorporation.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of common stock of the Corporation and other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class D Preferred Stock unless, prior thereto, the holder of Class D Preferred Stock shall have received $1.50 per share, plus an amount equal to cumulative unpaid dividends thereon, including accrued dividends, whether or not declared, to the date of such payment or (B) to the holders to stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class D Preferred Stock, except distributions made ratably on the Class D Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

     Section 7. Market Price; Merger or Consolidation.
                -------------------------------------

     (A) For the purpose of any computation under Section 4, the "market price" per share of common stock on any date shall be deemed to be the average of the daily closing prices for 30 consecutive trading days before the day in question. The closing price for each day shall be the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System, or if no so reported, the average of the closing bid and asked prices as furnished by any firm acting at that time as a market maker in the common stock, selected from time to time by the Corporation for this purpose.

     (B) In case of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation (other than a consolidation or merger in which the Corporation is the continuing corporation), or in the case of any sale or transfer of all or substantially all of the assets of the Corporation, the corporation formed by such consolidation or the corporation into which the Corporation shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to holders of all outstanding shares of Class D Preferred Stock written evidence stating the voting power, preferences and relative, participating, option and other special rights of the shares of the Class D Preferred Stock and the qualifications and restrictions thereof. Such written evidence shall provide for adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. In this event, the provision of Section 2(A) shall not be applicable and the Corporation shall have the right to modify, in any manner, without the approval of the holders of the Class D Preferred Stock, such of the powers, preferences, qualifications, limitations and restrictions as well as the number of authorized shares of the Class D Preferred Stock, as may be appropriate to accomplish the said merger and/or consolidation. The provisions of this Section 7(B) shall similarly apply to successive consolidations, mergers, sales or transfers.

     Section 8. Notice of Certain Corporate Action.
                ----------------------------------

     (A) In the event that any of the following shall occur, the holders of all Class D Preferred Stock shall have the right to receive notice as provided in this Section 8.

     (i) the Corporation shall declare a dividend (or any other distribution) on its common stock payable otherwise than in cash;

     (ii) the Corporation shall authorize the granting to the holders of its common stock, the right to subscribe for or purchase any shares of capital stock of any class or of any rights;

     (iii) any capital reorganization or any reclassification of the common stock of the Corporation (other than a subdivision or combination of its outstanding shares of common stock), or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all of the assets of the Corporation; or

     (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

     (B) In the event notice must be given, the Corporation shall cause the same to be delivered to the holders of all Class D Preferred Stock a least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holder of common stock of record to be entitled to such dividend, distribution or rights is to be determined, or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     Section 9. Taxes on Redemption. The Corporation shall pay any and all transfer tax stamp taxes or similar taxes that may be payable in respect of the issue or delivery of shares of common stock on redemption of Class D Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of common stock in a name other than that of the holders of Class D Preferred Stock to be redeemed, and no such issuance or delivery shall be made unless and until the person requesting such issuance had paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

     IN WITNESS WHEREOF, said Defense Technology Systems, Inc. has caused this Certificate of Designation, Preferences and Rights of Class D Preferred Stock to be duly executed by its President and attested to by its Secretary and caused its corporate seal to be affixed thereof on ____________, 2005.

Attest:                                DEFENSE TECHNOLOGY SYSTEMS, INC.


/s/ Philip Rauch                       By: /s/ Daniel McPhee
PHILIP RAUCH, Secretary                DANIEL McPHEE, President

                                    EXHIBIT C
                                    ---------

-Provided directly to Defense Technology Systems, Inc.

                                    EXHIBIT D
                                    ---------

-Provided directly to Defense Technology Systems, Inc.

                                    EXHIBIT E
                                    ---------

                   IRREVOCABLE PROXY COUPLED WITH AN INTEREST
                   ------------------------------------------

     WHEREAS, by a certain agreement dated February 28, 2005, DEFENSE TECHNOLOGY SYSTEMS, INC. ("DFTS") was to acquire a Fifty-one (51%) percent stock interest in DIGITAL COMPUTER INTEGRATION CORPORATION ("DCI") that was presently owned by NEW MARKET TECHNOLOGY, INC. ("NMKT") in return for which DFTS was to issue certain shares of its preferred stock, Class C and D, to NMKT ("Acquisition Agreement"); and

     WHEREAS, as part of the transaction and in consideration of DFTS agreeing to issue the Class C and Class D preferred stock to NMKT, the later company agreed to execute an irrevocable proxy under Section 2.3 of the Acquisition Agreement; and

     WHEREAS, NMKT having secured the authorization and approval of its Board of Directors to execute the instant irrevocable proxy in accordance with the Acquisition Agreement, NMKT hereby agrees that the following shall constitute an irrevocable proxy according to its terms set forth herein.


1. A committee (hereinafter "Proxy Committee") is hereby established consisting of three persons, Mr. Daniel McPhee, Mr. Philip Rauch and Mr. Philip Verges. Mr. McPhee is presently the President of DFTS; Mr. Rauch is presently the Chief Financial Officer of DFTS; and Mr. Verges is presently the President of NMKT.

2. NMKT hereby grants to the Proxy Committee, as presently constituted and/or as subsequently changed, an irrevocable proxy coupled with an interest in 600,000 shares of the Class C preferred shares of DFTS and 3,400,000 shares of the Class D preferred shares of DFTS which have been issued by DFTS to NMKT pursuant to the Acquisition Agreement. As to the Class C preferred stock, this irrevocable proxy may not be cancelled or rescinded by NMKT and shall remain fully effective until the earlier of April 6, 2008, the permitted conversion, if any, of the Class C preferred stock or the permitted redemption by DFTS of the said Class C preferred stock. As to the Class D preferred stock, this irrevocable proxy may not be cancelled or rescinded by NMKT and shall remain fully effective until the earlier of April 6, 2008 or upon the permitted redemption by DFTS of the said Class D preferred stock. If there is only a partial conversion of the Class C preferred stock, the balance of the said preferred stock not so converted will remain subject to this irrevocable proxy. If there is only a partial redemption of either the Class C preferred stock or Class D preferred stock which is subject to this irrevocable proxy, the balance of the preferred stock not so redeemed shall remain subject to this irrevocable proxy.

3. The Proxy Committee may exercise its right to vote the preferred stock which is being issued by DFTS to NMKT, by a majority vote of the Proxy Committee members and such majority vote shall constitute the action of the Proxy Committee and shall be fully effective and constitute the vote of the Proxy Committee of the shares subject to this proxy. In the event that either Mr. McPhee or Mr. Rauch dies or is unable to act or declines to act, the remaining two members of the Proxy Committee, may act by unanimous vote, or by a single vote if both Messrs McPhee and Rauch die, are unable to act or decline to act. In the event of the death of Mr. Verges or his inability or disinclination to act as a member of the Proxy Committee, NMKT may appoint a successor member of the Proxy Committee to act in the place and stead of Mr. Verges. Furthermore, if any member of the Proxy Committee is no longer an officer, director or employee of either DFTS or NMKT, that person may no longer be entitled to act as a member of the Proxy Committee and the remaining members of the Proxy Committee may vote. However, if Mr. Verges ceases to be an officer, director or employee of NMKT, that company may appoint a successor member of the Proxy Committee.

4. NMKT hereby irrevocably nominates, appoints and constitutes the Proxy Committee, as specified above, the true and lawful attorney-in-fact to act on behalf of NMKT with full power in the Proxy Committee to act in the name, place and stead of NMKT and to represent NMKT at all meetings of shareholders of DFTS, and to vote thereat all shares of the Class C and Class D preferred stock issued to NMKT, to the full extent that NMKT would be entitled to vote thereat at such meeting and NMKT further consents that the Proxy Committee may, on behalf of NMKT, consent in writing with respect to all of such shares in lieu of a vote of the shareholders at a meeting of such shareholders. This irrevocable proxy shall also be fully applicable and shall apply to all votes that may take place either at a meeting or by consent in writing for matters that may come before the holder of the common stock of DFTS and the holders of preferred stock of DFTS.

5. This irrevocable proxy was given in consideration of the issuance to NMKT of Class C and Class D preferred stock by DFTS and is part of the transaction underlying the issuance of these shares. This irrevocable proxy is intended to be irrevocable to the full extent as permitted under Section 212 of the Delaware General Corporation Law.

     WITNESS BY HAND AND SEAL of NMKT dated this 6th day of April, 2005.

                                       NEW MARKET TECHNOLOGY, INC.

                                       /s/ Philip Verges                by:
                                       ------------------------------------
                                                        Philip Verges, President

                                 ACKNOWLEDGMENT
                                 --------------

STATE OF                   )
                           : ss.:
COUNTY OF                  )

     On the ___ day of __________ in the year 2005, before me personally came PHILIP VERGES, to me known, who, being by me duly sworn, did depose and say that he resides in _______________; that he is the President of NEW MARKET TECHNOLOGY, INC., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.

                                                              Notary Public

                             SUPPLEMENTAL SCHEDULES
                             ----------------------

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.

                                  SCHEDULE 3.5

                        Obligations to Issue Common Stock
                        ---------------------------------


1. Class B Convertible Preferred Stock - 1,192 shares outstanding, $1,000 par value. Convertible into shares of common stock at a 50% discount to lowest bid price during preceding 30 trading days, subject to shareholder holding maximum of 9.9% of outstanding shares. [see Exhibit to Form 10-KSB]

2. 8% Convertible Note Payable - $635,000 outstanding, due 8/28/05. Principal plus accrued interest convertible into shares of common stock at 25% discount to lowest bid price for preceding five trading days.

3. 8% Convertible Note Payable - $100,800 outstanding, due 3/1/06. Principal plus accrued interest convertible into shares of common stock at average closing price for preceding ten trading days.

4. Stock Options - 1,000,000 outstanding [see Form 10-QSB dated 12/31/04 for schedule of outstanding stock options]

5. Amendment to Rosenthal & Rosenthal Settlement Agreement - The Company is obligated to issue 300,000 shares of common stock before April 30, 2005, to Rosenthal & Rosenthal, as provided for in the Amendment to the Settlement Agreement dated 6/1/04.

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                 SCHEDULE 3.6.2


See Form 10-QSB for the period ended 12/31/04 and Form 10-KSB for the year ended 6/30/04.

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                 SCHEDULE 3.6.3


NONE

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                 SCHEDULE 3.6.4


NONE

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                  SCHEDULE 3.10

                           Income & Sales Tax returns


As disclosed on Form 10-QSB for the period ended December 31, 2004, the Company is in the process of filing certain deliquent federal income tax and state franchise tax returns. As the Company sustained significant taxable losses during the applicable periods, there are no income tax payments that will be due with respect to these returns.

The Company is current in its sales tax reporting obligations.

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                  SCHEDULE 3.11


NONE

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                  SCHEDULE 3.12

                            Contracts and Commitments




..1   None

..2   None

..3   None

..4   See Note 4 to Form 10-QSB for the period-ended December 31, 2004 and Note 6 to Form 10-KSB for the year-ended June 30, 2004, for a complete schedule and description of all notes payable and debt obligations.

..5   DWS Manufacturing, Inc., a wholly-owned subsidiary of DFTS, is party to a
     4-year lease agreement for office space at 275K Marcus Blvd., Hauppauge, NY, commencing on February 10, 2004.

..6   None

..7   None

..8   None

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                  SCHEDULE 3.13

                              Licenses and Permits


NONE

                      Attachment to Agreement By and Among
                       Defense Technology Systems, Inc.,
                        New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                 SCHEDULE 3.15

                              Compliance with Law


NONE

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                  SCHEDULE 3.17

                                 Labor Relations



DFTS is not a party to any labor or collective bargaining agreement.

DFTS has not received any written notice from any labor union or group representing or claiming to represent employees of DFTS.

No strike or work interruption is threatened against any ongoing DFTS work.

There are no claims, pending claims, or threatened claims against DFTS related to unfair labor practices.

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                  SCHEDULE 3.18

                             DFTS Insurance Policies



Type                         Carrier                               Policy Number
----                         -------                               -------------

Property                     Fireman's Fund Insurance Company      MXI97062178

Worker's Compensation        The State Insurance Fund              I 1405 936-4

Group Medical                Oxford Health Plans                   DM1684

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                  SCHEDULE 4.11


Tax Returns & Reports
---------------------

An extension, good through September 15, 2005, has been submitted for the 2004 federal income tax. All other returns and reports have been timely filed and submitted.

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.

                                  SCHEDULE 4.12


Title to Properties
-------------------

The following entities have UCC liens filed against DCI assets:

Marquette Commercial Finance, Inc.
Segic Company Ltd.

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                  SCHEDULE 4.13


Agreements, Contracts and Commitments
-------------------------------------

4.13.1.1  None

4.13.1.2  None

4.13.1.3  None

4.13.1.4 DCI is a party to the employment agreement by and between IP Voice/Digital Computer Integration Corp. and Tolga Erkmen. This agreement covers the period of June 9, 2004 through June 8, 2005. Base salary under this agreement is $150,000 per year.

4.13.1.5 Jupiter Service Center for office lease at 1009 Jupiter Road, Suite 100, Plano, Texas 75074.

4.13.1.6  None

4.13.1.7  None

4.13.1.8  Cordsen Engineering PO# 2005 R001
          L3 PO# RS45113

4.13.1.9  None

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                  SCHEDULE 4.15


Licenses and Permits
--------------------
None

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                  SCHEDULE 4.16


Litigation
----------

Collin County filed suit for 2002 property taxes on 10/02/03. The current balance is approximately $1,100. DCI has been making monthly payments of $800 as per agreement with plaintiff's attorney.

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                  SCHEDULE 4.17


Compliance with Law
-------------------

NONE

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                  SCHEDULE 4.19


Labor Relations
---------------

NONE

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                  SCHEDULE 4.20

Insurance Policies
------------------

Type                       Carrier
----                       -------
Property                   Hartford
Liability                  Hartford
Key Man                    New England

All employee insurance plans are provided through Vergetech, a subsidiary of NewMarket Technology. Vergetech processes all payrolls through ADPTotalsource.

Workers' Comp              Hartford
Medical                    UnitedHealthcare
Dental                     Aetna
Disability/Group Life      Prudential

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                  SCHEDULE 4.21

Bank Accounts
-------------

BANK NAME                         TYPE                        ACCOUNT#
--------------------------------------------------------------------------------
LEGACY BANK OF TEXAS              OPERATING                   763243
LEGACY BANK OF TEXAS              SAVINGS                     763268


--------------------------------------------------------------------------------


Both Bud and Jane Maciekowicz are authorized on all accounts listed. Kelly Butler has authority to wire funds from these accounts but no check signing authority.

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                  SCHEDULE 4.4


DCI owns stock in the following corporations:


Digitec Manufacturing Corporation
---------------------------------
DCI owns 1000 shares, which represents all shares outstanding of this subsidiary corporation. Digitec has no assets and has had no operation subsequent to 12/31/98.

Kahuna Network Security
-----------------------
DCI owns 251,256 shares of restricted common stock that is subject to an agreement whereby DCI could forfeit the stock upon receipt of payment of a note in the amount of $62,814.


DCI Stock Obligations
---------------------

NONE

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                 SCHEDULE 4.5.3


Material Changes to Stockholders' Equity or Net Income
------------------------------------------------------

None.

                      Attachment to Agreement By and Among
                        Defense Technology Systems, Inc.,
                         New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                 SCHEDULE 4.5.4


Post Financial Statement Date Adverse Changes
---------------------------------------------

None.

                      Attachment to Agreement By and Among
                       Defense Technology Systems, Inc.,
                        New Market Technology, Inc. and
                       Digital Computer Integration Corp.


                                   SCHEDULE 6


Operations of Business of DCI
-----------------------------

NONE